As filed with the U.S. Securities and Exchange Commission on November 19, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	22-3755714
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
90 Nassau Street
Princeton, New Jersey 08542
(609) 683-3831
(Address of Principal Executive Offices)
2008 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary
Heartland Payment Systems, Inc.
Princeton, New Jersey 08542
(Name and Address of Agent For Service)
(609) 683-3831
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Wesley Fredericks, Jr.
Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Proposed Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
2008 Equity Incentive Plan Common Stock $0.001, par value per share	7,250,000	$15.64	$113,390,000	$4,456.23

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock reported on the New York Stock Exchange on November 14, 2008.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed or to be filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

(c)	The Registrant’s Current Reports on Form 8-K filed on February 13, 2008, May, 1, 2008, May 8, 2008, May 16, 2008, June 4, 2008, August 5, 2008, August 7, 2008 and November 4, 2008 (other than reports or portions of reports furnished but not filed pursuant to Commission rules);

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 4, 2005 under the Exchange Act, as amended, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
     The Registrant’s Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and maintains directors and officers liabilities insurance.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Item No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Heartland Payment Systems, Inc. (Incorporated by reference to Exhibit 3.3 in the Registrant’s Registration Statement on Form S-1, as amended (333-118073)).

4.2	Amended and Restated By-Laws of Heartland Payment Systems, Inc. (Incorporated by reference to Exhibit 3.2 in the Registrant’s Form 10-K filed on March 10, 2008).

4.3	Registration Rights Agreement dated August 2, 2005 (Incorporated by reference to Exhibit 4.2 in the Registrant’s Form 8-A filed on August 4, 2005).

4.4	2008 Equity Incentive Plan. *

4.5	Form of Employee Incentive Stock Option Agreement Under 2008 Equity Incentive Plan. *

5.1	Opinion of Goodwin Procter LLP. *

23.1	Consent of Independent Registered Public Accounting Firm. *

23.2	Consent of Independent Registered Public Accounting Firm. *

23.3	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1). *

Item No.	Description of Exhibits
24.1	Power of Attorney (see signature page). *

*	Filed herewith.
Item 9. Undertakings
     A. The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, state of New Jersey, this 18 day of November, 2008.

HEARTLAND PAYMENT SYSTEMS, INC.
By:	/s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary

POWER OF ATTORNEY
     The officers and directors of the Registrant whose signature appears below constitute and appoint Charles H.N. Kallenbach their true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert O. Carr	Chairman of the Board and Chief Executive Officer	November 18, 2008
Robert O. Carr	(Principal Executive Officer)

/s/ Robert H.B. Baldwin, Jr.	President and Chief Financial Officer	November 18, 2008
Robert H.B. Baldwin, Jr.	(Principal Accounting and Financial Officer)

/s/ Mitchell L. Hollin Mitchell L. Hollin	Director	November 18, 2008

/s/ Robert H. Niehaus Robert H. Niehaus	Director	November 18, 2008

/s/ Marc J. Ostro Marc J. Ostro	Director	November 18, 2008

/s/ Jonathan J. Palmer Jonathan J. Palmer	Director	November 18, 2008

/s/ George F. Raymond George F. Raymond	Director	November 18, 2008

Richard W. Vague	Director

INDEX TO EXHIBITS

Item No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of Heartland Payment Systems, Inc. (Incorporated by reference to Exhibit 3.3 in the Registrant’s Registration Statement on Form S-1, as amended (333-118073)).

4.2	Amended and Restated By-Laws of Heartland Payment Systems, Inc. (Incorporated by reference to Exhibit 3.2 in the Registrant’s Form 10-K filed on March 10, 2008).

4.3	Registration Rights Agreement dated August 2, 2005 (Incorporated by reference to Exhibit 4.2 in the Registrant’s Form 8-A filed on August 4, 2005).

4.4	2008 Equity Incentive Plan. *

4.5	Form of Employee Incentive Stock Option Agreement Under 2008 Equity Incentive Plan. *

5.1	Opinion of Goodwin Procter LLP. *

23.1	Consent of Independent Registered Public Accounting Firm. *

23.2	Consent of Independent Registered Public Accounting Firm. *

23.3	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1). *

24.1	Power of Attorney (see signature page). *